EXHIBIT 4.04

                          THE LESLIE FAY COMPANY, INC.
                          ---------------------------

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                       NONQUALIFIED STOCK OPTION CONTRACT
                       ----------------------------------


                  THIS NONQUALIFIED STOCK OPTION CONTRACT entered into as of June 10, 1997 between THE LESLIE FAY COMPANY, INC., a Delaware corporation (the "Company"), and _________________ ("Optionee").


                              W I T N E S S E T H:
                              -------------------

1. The Company, in accordance with the terms and conditions of the 1997 Non-Employee Director Stock Option Plan of the Company (the "Plan"), hereby grants to the Optionee an option to purchase an aggregate of 10,000 shares of Common Stock (the "Option Shares") at an exercise price of $6.18 per share, being equal to the fair market value of such shares on the date hereof. This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided in the Plan. This option shall vest and become exercisable as follows:

                  (a) General. This option shall become exercisable (i) with respect to 3,333 of the shares of Common Stock subject thereto on the first anniversary of the date of grant; (ii) with respect to an additional 3,333 of the shares of Common Stock subject thereto on the second anniversary of the date of grant; and (iii) with respect to an additional 3,334 shares of Common Stock subject thereto on the third anniversary of the date of grant.

                  (b)  Change  of  Control.   This  option  shall  become  fully
         exercisable upon the occurrence of a Change of Control.

                  (c) Termination of Directorship. This option shall become fully exercisable upon the Optionee's ceasing to be a director for any reason other than his resignation or his refusal in writing to stand for re-election or for Cause.

                  The right to purchase Option Shares under this option shall be cumulative, so that if the full number of Option Shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option.

3. This option shall be exercised by giving five business days' written notice to the Company at its then principal office stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check,
         (b) with previously acquired shares

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         of Common Stock which have been held by the Optionee for the applicable period required by any Company plan or agreement with the Company pursuant to which such shares were issued and if not so restricted, which have been held for at least six months, or (c) a combination of the foregoing. Notwithstanding the foregoing, the purchase price may be paid by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Board, to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such purchase price.

4. The Company may withhold cash or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

5. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof.

6. Notwithstanding anything herein to the contrary, if at any time the Board shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

7. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of the Plan or this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock.

8. Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the service of the Company or any Affiliate, or interfere in any way with any right of the Company or any Affiliate to terminate such service at any time.

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9.       The Company and the Optionee (by his  acceptance  of this option) agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

10. The Optionee (by his acceptance of this option) represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including, without limitation, federal and state securities and "blue sky" laws.

11. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

12. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

13. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of law rules thereof.

14. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

15. The Optionee (by his or her acceptance of this option) agrees that the Company may amend the Plan and the option granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

                  IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                    THE LESLIE FAY COMPANY, INC.


                                    -------------------------------
                                    Name: John J. Pomerantz
                                    Title: Chairman of the Board


                                    -------------------------------
                                           [Optionee]


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